UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant x

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
 [  ]           Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

ACCESS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
☒	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207
(214) 905-5100

April __, 2013

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Access Pharmaceuticals, Inc. (the “Company”) to be held on Tuesday, May 7, 2013 at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, 21st Floor, New York, New York 10022, (212) 705-7000.

The Notice of Annual Meeting and the proxy statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Annual Meeting. Please carefully review the information contained in the proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY VOTING IN PERSON AT THE ANNUAL MEETING, BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE ANNUAL MEETING.

Sincerely,

/s/ Jeffrey B. Davis

Jeffrey B. Davis
Chief Executive Officer

ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207
(214) 905-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Tuesday, May 7, 2013

PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the “Meeting”) of Access Pharmaceuticals, Inc. (the “Company”) will be held at the offices of Bingham McCutchen LLP, 399 Park Avenue, 21st Floor, New York, New York 10022, on Tuesday, May 7, 2013, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class 3 Directors to hold office for a term of three years and until their successors are elected and qualified.

2.	To consider an advisory vote on the compensation of the Company’s named executive officers.

3.	To consider an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

4.
To consider and act upon a proposal to amend the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 130,000,000 shares to 200,000,000 shares.

5.	To amend the Company’s 2005 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.

6.	To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

7.	To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on Wednesday, March 13, 2013, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders during normal business hours at our offices located at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207, during the ten days prior to the Meeting as well as at the Meeting.

Information relating to the proposals described above is set forth in the accompanying proxy statement. Please carefully review the proxy statement, which is accompanied by our annual report for the fiscal year ended December 31, 2012.

Stockholders are cordially invited to attend the Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005. Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such proxy. American Stock Transfer & Trust Company's fax number is (718) 234-2287.

By Order of the Board of Directors,

/s/ Jeffrey B. Davis

Jeffrey B. Davis
Chief Executive Officer
Dallas, Texas
April __, 2013

ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207
(214) 905-5100
__________________

PROXY STATEMENT
__________________

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, May 7, 2013

This proxy statement is furnished by Access Pharmaceuticals, Inc., a Delaware corporation (“we”, “Access” or the “Company”), to holders of its common stock, par value $.01 per share, and to holders of its preferred stock, par value $.01 per share, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Meeting”), and at any and all adjournments or postponements thereof. The Meeting will be held on Tuesday, May 7, 2013 at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, 21st Floor, New York, New York 10022. This proxy statement and the accompanying form of proxy is first being sent to holders of common stock and preferred stock on or about April __, 2013. Our mailing address and the location of our principal executive offices is 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207. Our telephone number is (214) 905-5100. The purposes of the Meeting are set forth in the Notice of Annual Meeting of Stockholders which accompanies this proxy statement.

A stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Meeting, by submitting another proxy bearing a later date or by giving notice in writing to our Secretary not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein or, if no choice is specified for one or more proposals the shares represented by such proxy will be voted “For” such proposals and in the discretion of the named proxies with respect to any other matters which may properly come before the Meeting.

A stockholder may designate a person or persons other than those persons designated on the form of proxy to act as the stockholder's proxy by striking out the name(s) appearing on the proxy card, inserting the name(s) of another person(s) and delivering the signed card to that person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure that the shares are properly voted.

At the close of business on March 13, 2013, the record date for the Meeting (the Record Date), the number of our issued and outstanding shares of common stock entitled to vote was 24,732,312. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Meeting.

In addition, as of March 13, 2013, 2,913.3617 shares of our Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") were issued and outstanding. The Series A Preferred Stock is convertible into shares of common stock and votes together with the common stock on an as-if-converted to common stock basis. Unless a holder of Series A Preferred Stock elects otherwise, its ability to convert its Series A Preferred Stock into common stock or to vote on an as-if-converted to common stock basis is restricted to the extent that such conversion would result in the holder owning more than 4.99% of our issued and outstanding common stock. Consequently, giving effect to the beneficial ownership cap restrictions, the Series A Preferred Stock issued and outstanding as of March 13, 2013 is convertible into 58,267,234 shares of common stock and the holders of the Series A Preferred Stock vote on an as-if-converted basis with the holders of our common stock.

Also, in addition, as of March 13, 2013, 1,000 shares of our Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the “Preferred Stock”) were issued and outstanding. The Series B Preferred Stock is convertible into shares of common stock and votes together with the common stock on an as-if-converted to common stock basis. The Series B Preferred Stock issued and outstanding as of March 13, 2013 is convertible into 20,000,000 shares of common stock and the holders of the Series B Preferred Stock vote on an as-if-converted basis with the holders of our common stock. We have no other voting securities.

A complete list of Company stockholders entitled to vote at the Meeting will be available at our principal executive offices, during normal business hours, at least ten days prior to the Meeting. Our by-laws require that a majority of the shares entitled to vote, present in person or by proxy, constitute a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees do not have discretionary voting power with respect to the election of directors (Proposal 1), votes on the compensation of directors (Proposal 2), votes on the frequency of votes on the compensation of directors (Proposal 3), amendments to the Company’s certificate of incorporation (Proposal 4) or amendments to the Company’s equity plan (Proposal 5). We believe that nominees do have discretionary voting power with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 6).

Stockholders have the right to vote cumulatively for the election of Directors. This means that in voting at the Meeting, each stockholder, or his or her proxy, may multiply the number of his or her shares by two (the number of directors to be elected) and then vote the resulting total number of shares for a single nominee, or distribute such votes on the ballot among the two nominees desired. The proxies submitted to the Board in response to this solicitation may, at the discretion of the proxy holder, cumulate the votes of the shares the proxies represent. However, the Board requires any stockholder otherwise electing to exercise his or her cumulative voting rights, if voting in person, to so indicate prior to the beginning of the Meeting, or if voting by proxy given to someone other than those designated by the Board, in the solicitation to so indicate on said proxy.

For Proposal 1, directors will be elected by a plurality of shares present in person or represented by proxy at the Meeting, which means that the two individuals receiving the highest number of “For” votes will be elected directors.  Abstentions will have no effect on the voting results of Proposal 1.

For Proposal 2, the compensation of the Company’s named executive officers will be approved on an advisory basis upon the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock (on an as-converted basis) voting together, present in person or by proxy at the meeting and entitled to vote on the proposal, which means that abstentions will have the effect of a vote “Against” such proposal and broker non-votes will have no effect on the voting on such proposal.

For Proposal 3, stockholders may vote their shares concerning the frequency of advisory votes on the compensation of the Company’s named executive officers by selecting from among four choices (every one, two or three years, or abstain).  Abstentions and broker non-votes will have no effect on the voting results of Proposal 3.  The frequency choice that receives the greatest number of votes will be viewed as the advisory vote on this matter.

For Proposal 4, amendment to our charter to increase the number of authorized shares of Common Stock will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock  (on an as-converted basis) voting together, and at least 66% of the outstanding shares of Series A Preferred Stock and a majority of the outstanding shares of Series B Preferred Stock, which means that abstentions and broker non-votes will have the effect of a vote “Against” such proposals.

For Proposal 5, amendment of our equity incentive plan to increase the number of shares available for issuance under the plan from 5,000,000 to 25,000,000 shares of Common Stock will be approved upon the affirmative vote of a majority of shares of Common Stock and Preferred Stock (on an as-converted basis) voting together present in person or by proxy at the Meeting and entitled to vote on the proposal. Abstentions will have the effect of a vote “Against” such proposal and broker non-votes will have no effect on the voting on such proposal.

For Proposal 6, ratification of our independent public accountant will be approved upon the affirmative vote of a majority of shares of Common Stock and Preferred stock (on an as-connected basis) voting together present in person or by proxy at the Meeting and entitled to vote on the proposal. Abstentions will have the effect of a vote “Against” such proposal and broker non-votes will have no effect on the voting on such proposal.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to make available this proxy statement, the accompanying form of proxy and our annual report for the fiscal year ended December 31, 2012 to beneficial owners and will reimburse them for their expenses in forwarding these materials. We expect to solicit proxies primarily by mail, but our directors, officers and employees may also solicit in person, by telephone, email or by fax.

The Board does not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

This proxy statement should be read together with our annual report for the fiscal year ended December 31, 2012, including the financial statements and management's discussion and analysis of financial condition and results of operations contained therein.

Corporate Governance Matters

Corporate Governance Matters

Pursuant to the Delaware General Corporation Law and our by-laws, as amended, our business, property and affairs are managed by or under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and Chairman and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board is currently comprised of five directors. The Board meets during our fiscal year to review significant developments affecting us and to act on matters requiring Board approval.

The Board has adopted a number of corporate governance documents, including charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on our website at www.accesspharma.com under the heading “Investor Relations,” and a copy of any such document may be obtained, without charge, upon written request to the Company, c/o Investor Relations, 2600 Stemmons Freeway, Suite 176, Dallas, Texas, 75207.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to Access Pharmaceuticals, Inc., Board of Directors, c/o Chief Executive Officer, 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207. Stockholders also may send communications via email to info@accesspharma.com with the notation “Attention: Chief Executive Officer” in the subject field. All communications will be reviewed by the Chief Executive Officer of the Company, who will determine whether such communications are relevant and for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.

Director Independence

The Board has determined that each of Dr. Ahn, Mr. Alvino and Dr. Howell are independent under applicable NYSE Amex rules. Based on the fully-diluted common stock ownership of SCO Capital Partners LLC and its affiliates, the Board has determined we are a “Controlled Company” under applicable NYSE Amex rules and regulations and therefore under applicable NYSE Amex rules and regulations, we are not required to comply with certain director independence requirements. Although we are not currently listed on NYSE Alternext US, and are instead listed on the OTCBB, we have chosen to follow the NYSE Amex rules and regulations governing director independence.

Board Leadership Structure

The Board has no set policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. Currently, Steven H. Rouhandeh serves as our Chairman and Jeffrey B. Davis serves as our Chief Executive Officer.  There are currently no lead independent directors serving on the Board.

Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for us. This leadership structure is appropriate for us given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer and the Chief Financial Officer and the independent directors. Of the  five members of our Board, three are independent from management. At this time, we believe that having a separate Chairman and Chief Executive Officer and independent chairs for each of our Board committees provides the best form of leadership for us.

Board of Director’s Role in Risk Oversight

The Board is responsible for overseeing our management and operations, including overseeing our risk assessment and risk management functions. We believe that our directors provide effective oversight of risk management functions. On a regular basis we perform a risk review wherein the management team evaluates the risks we expect to face in the upcoming year and over a longer term horizon. From this risk assessment plans are developed to deal with the risks identified. The results of this risk assessment are provided to the Board for their consideration and review. In addition members of our management periodically present to the Board the strategies, issues and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of our Code of Business Conduct and Ethics is available on our website at www.accesspharma.com and print copies are available to any stockholder that requests a copy. Any amendment to the Code of Business Conduct and Ethics or any waiver of the Code of Business Conduct and Ethics will be disclosed on our website at www.accesspharma.com promptly following the date of such amendment or waiver.

Officers and Directors

Our certificate of incorporation and by-laws presently provide that our Board shall consist of three to fifteen members. The Board is currently comprised of five directors. Our directors serve for a term of three years and until the respective election and qualification of their successors. Pursuant to our by-laws, our Chairman of the Board and our executive officers consisting of our president, treasurer and secretary are selected by the Board.  Each of our executive officers is selected by the Board for a term of one year or until the executive officer’s successor is duly elected and qualified or until such executive officer’s resignation or removal. There is no family relationship among any of the directors or executive officers.

Our directors and executive officers are as follows:

Name	Age	Title

Steven H. Rouhandeh	56	Chairman of the Board*

Jeffrey B. Davis	50	Chief Executive Officer, Director*

Mark J. Ahn, Ph.D.	50	Director

Mark J. Alvino	45	Director

Stephen B. Howell, M.D.	68	Director

David P. Nowotnik, Ph.D.	64	Senior Vice President Research & Development

Frank A. Jacobucci	51	Vice President, Sales and Marketing

Stephen B. Thompson	59	Vice President, Chief Financial Officer, Treasurer,
		Secretary

*	Appointed to the board of directors by SCO Capital Partners LLC (“SCO”) pursuant to a Director Designation Agreement between SCO and Access.

Committees of the Board of Directors

The Board established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees of the Board acts pursuant to a separate written charter adopted by the Board.

The Audit Committee is currently comprised of Mr. Mark J. Alvino (chairman) and Dr. Mark J. Ahn, Ph.D. The Board has determined that Mr. Alvino is an “audit committee financial expert,” under applicable SEC rules and regulations. The Audit Committee’s responsibilities and duties are, among other things, to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls. The Board has determined that Dr. Ahn and Mr. Alvino are independent under applicable SEC and NYSE Amex rules and regulations. The Audit Committee acts pursuant to a written charter which is available on our website at www.accesspharma.com under “Investor Relations”.

The Compensation Committee is currently comprised of Dr. Mark J. Ahn, Ph.D. (chairman) and Dr. Stephen B. Howell. Dr. Ahn and Dr. Howell are non-employee directors under applicable SEC rules, and are “outside” directors under Internal Revenue Code Section 162(m). Dr. Ahn and Dr. Howell are independent under applicable NYSE Amex rules and regulations. The Compensation Committee acts pursuant to a written charter which is available on our website at www.accesspharma.com under “Investor Relations”.

The Nominating and Corporate Governance Committee is currently comprised of Dr. Mark Ahn, Ph.D. and Mr. Mark J. Alvino. All committee members are independent under applicable SEC and NYSE Amex rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing our corporate governance guidelines. The Nominating and Corporate Governance Committee acts pursuant to a written charter which is available on our website at www.accesspharma.com under “Investor Relations”.

Meetings Attendance

During the 2012 fiscal year, the Board held five (5) meetings. Each director attended 75 percent or more of the Board meetings and meetings of committees of which he was a member that were held during the period of his service as a director except for Dr. Ahn who attended 60% of the Board and 100% of the committee meetings.

The Audit Committee did not hold any formal meetings during the 2012 fiscal year, but the Chairman of the Audit Committee met with the Company auditors on a quarterly basis.

The Compensation Committee held two meetings during the 2012 fiscal year and all members were present.

The Nominating and Corporate Governance Committee did not hold any formal meetings during the 2012 fiscal year, but did meet informally on several occasions.

All of the directors then currently serving as directors attended the 2012 annual stockholder meeting. Although we currently do not require directors to attend annual stockholder meetings, we do encourage directors to do so and welcomes their attendance. We generally schedule a Board meeting in conjunction with the Meeting and plan to continue to do so in the future. We expect that directors will attend annual stockholder meetings absent a valid reason.

Compensation of Directors

Each director who is not also an Access employee receives a quarterly fee of $3,000 and also receives $1,000 per quarter in aggregate for all the committees of which he is a member. The Chairman of the Board is paid an additional $1,000 per quarter and the Chairman of each of the Audit and Compensation Committee is paid an additional $500 per quarter. Each director will have $2,000 deducted from his fee if the director misses more than one Board meeting, and $1,000 deducted per committee meeting not attended. In addition, we reimbursed each director, whether an employee or not, the expense of attending Board and committee meetings. Each non-employee director is also entitled to receive options to purchase 2,500 shares of common stock on the date of each annual meeting of stockholders and options to purchase 25,000 shares of common stock when he is first appointed as a director.

During 2012, each of our directors elected to receive options to purchase 25,000 shares of common stock in lieu of their quarterly cash fees. For each committee of which a director was a member, he received options to purchase 10,000 shares of our common stock. Each director also received a 15,000 share stock grant. In December 2012 each of our independent directors elected to receive options to purchase 100,000 shares of common stock.

Director Compensation Table - 2012

The table below represents the compensation paid to our outside directors during the year ended December 31, 2012:

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Mark J. Ahn, Ph.D.	4,000	20,000	17,000	-	41,000	(2)
Mark J. Alvino	4,000	20,000	17,000	-	41,000	(3)
Esteban Cvitkovic, MD	-	20,000	-	-	20,000	(4)
Jeffrey B. Davis	-	-	-	-	-	(5)
Stephen B. Howell, MD	4,000	20,000	17,000	-	41,000	(6)
Steven H. Rouhandeh	-	-	-	-	-	(7)
__________________

(1)
The value listed represents the fair value of the options recognized as expense under ASC 718 during 2012. Fair value is calculated as of the grant date using a Black-Scholes (“Black-Scholes”) option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 11 to our audited financial statements for the year ended December 31, 2012, included in our Annual Report on Form 10-K.

(2)
Represents expense recognized in 2012 in respect of 15,000 shares of our common stock granted in January 2012 at $1.36 per share, options to purchase 35,000 shares of our common stock based on a grant date, May 24, 2012, fair value of $16,000 and options to purchase 100,000 shares of our common stock based on a grant date, December 11, 2012, fair value of $1,000 recognized in 2012. Dr. Ahn had options to purchase 266,000 shares of our common stock at December 31, 2012.

(3)
Represents expense recognized in 2012 in respect of 15,000 shares of our common stock granted in January 2012 at $1.36 per share, options to purchase 35,000 shares of our common stock based on a grant date, May 24, 2012, fair value of $16,000 and options to purchase 100,000 shares of our common stock based on a grant date, December 11, 2012, fair value of $1,000 recognized in 2012. Mr. Alvino had options to purchase 206,000 shares of our common stock at December 31, 2012.

(4)	Represents expense recognized in 2012 in respect of 15,000 shares of our common stock granted in January 2012 at $1.36 per share. Dr. Cvitkovic resigned from the Board of Directors May 24, 2012.

(5)
Mr. Davis served as our CEO during 2012 and did not receive board fees or options. Mr. Davis’ salary and employment agreement are discussed in the Summary Compensation Table and Compensation Pursuant to Agreements and Plans – Employment Agreements – President and Chief Executive Officer. Mr. Davis had options to purchase 25,000 shares of our common stock at December 31, 2012. See also the Security Ownership of Certain Beneficial Owners and Management.

(6)
Represents expense recognized in 2012 in respect of 15,000 shares of our common stock granted in January 2012 at $1.36 per share, options to purchase 35,000 shares of our common stock based on a grant date, May 24, 2012, fair value of $16,000 and options to purchase 100,000 shares of our common stock based on a grant date, December 11, 2012, fair value of $1,000 recognized in 2012. Dr. Howell had options to purchase 274,700 shares of our common stock at December 31, 2012.

(7)	Mr. Rouhandeh does not have any options or warrants outstanding at December 31, 2012. See also the Security Ownership of Certain Beneficial Owners and Management.

Certain Relationships and Related Transactions

On occasion we may engage in certain related party transactions. Pursuant to our Audit Committee charter, our policy is that all related party transactions are reviewed and approved by the Board of Directors or Audit Committee prior to our entering into any related party transactions.

In the event SCO Capital Partners LLC (SCO) and its affiliates were to convert all of their shares of Series A Preferred Stock and exercise all of their warrants, they would own approximately 40.1% of the voting securities of Access. During 2012 and 2011, SCO and affiliates charged $300,000 each year in investor relations fees.

In connection with the sale and issuance of Series A Preferred Stock and warrants, we entered into a Director Designation Agreement whereby we agreed to continue SCO’s right to designate two individuals to serve on the Board of Directors of Access.

Dr. Esteban Cvitkovic, a former director, also served as a consultant and Senior Director, Oncology Clinical Research & Development, from August 2007 to May 2012. Dr. Cvitkovic received payments for consulting expenses and reimbursement of direct expenses. In March 2011, Dr. Cvitkovic also received 35,000 shares of our common stock valued at $71,000 for his consulting services in 2011. Dr. Cvitkovic received no consulting fees in 2012. Dr. Cvitkovic’s payments for consulting services and expense reimbursements are as follows:

Fair Value
	Consulting	Expense	of Restricted
Year	Fees	Reimbursement	Stock
2011	$ 139,000	$ 14,000	$ 71,000

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2012 about shares of common stock outstanding and available for issuance under our existing equity compensation plans.

			Number of securities
			remaining available
			for future issuance
	Number of securities to	Weighted-average	under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options	outstanding options	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column
	(a)	(b)	(c)

Equity compensation plans
approved by security
holders:
2005 Equity Incentive Plan	2,663,784	$1.36	1,091,702
1995 Stock Awards Plan	39,500	15.87	-

Equity compensation plans
not approved by security
holders:
2007 Special Stock Option Plan	-	-	450,000
Total	2,703,284	$1.57	1,541,702

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our common stock and preferred stock as of April __, 2013 by (i) each person who is known by us to beneficially own more than five percent of any class of our capital stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all our executive officers and directors as a group. Beneficial ownership as reported in the following table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The address of each holder listed below, except as otherwise indicated, is c/o Access Pharmaceuticals, Inc., 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock (1)	Percent of Class	Amount and Nature of Beneficial Ownership Preferred Stock (on an as-if- converted basis)	Percent of Class	Amount and Nature of Beneficial Ownership All Classes of Stock	Percent of Class
Steven H. Rouhandeh(2)	-	*	-	*	-	*
Jeffrey B. Davis (3)	36,000	*	-	*	36,000	*
Mark J. Ahn, Ph. D. (4)	191,000	*	-	*	191,000	*
Mark J. Alvino (5)	121,000	*	-	*	121,000	*
Stephen B. Howell, M.D. (6)	199,422	*	-	*	199,942	*
David P. Nowotnik, Ph.D. (7)	545,950	2.2%	-	*	545,950	*
Frank S. Jacobucci (8)	277,907	1.1%	-	*	277,407	*
SCO Capital Partners LLC, SCO Capital Partners LP, and Beach Capital LLC (9)	29,535,092	58.2%	62,462,614	79.8%	91,997,706	71.3%
Larry N. Feinberg(10)	1,222,443	4.8%	8,746,208	11.2%	9,968,651	9.6%
Lake End Capital LLC (11)	1,059,601	4.2%	4,758,410	6.1%	5,818,011	5.6%
All Directors and Executive Officers as a group (consisting of 7 persons) (12)	1,371,279	5.3%	-	*	1,371,279	1.3%

* - Less than 1%

(1)	Includes our outstanding shares of common stock held plus all shares of common stock issuable upon exercise of options, warrants and other rights exercisable within 60 days of April [ ], 2013.
(2)
Steven H. Rouhandeh, our Chairman, is also Chairman of SCO Financial Group LLC. His address is c/o SCO Capital Partners LLC, 1325 Avenue of the Americas, 27th Floor, New York, NY 10019. SCO Financial Group LLC and affiliates (SCO Capital Partners LP and Beach Capital LLC) are known to beneficially own an aggregate of 3,481,805 shares of our common stock, warrants to purchase an aggregate of 26,053,287 shares of our common stock, 42,462,614 shares of common stock issuable upon conversion of Series A Cumulative Convertible Preferred Stock and 20,000,000 shares of common stock issuable upon conversion of Series B Cumulative Convertible Preferred Stock . Mr. Rouhandeh disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(3)
Mr. Davis, our Chief Executive Officer, is known to beneficially own an aggregate of 7,333 shares of our common stock, presently exercisable options for the purchase of 25,000 shares of our common stock pursuant to the 2005 Equity Incentive Plan and 3,667 shares of common stock underlying warrants held by Mr. Davis.  Lake End Capital LLC’s address is 33 Tall Oaks Drive, Summit, NJ 07901. Lake End Capital LLC is known to beneficially own an aggregate of 335,575 shares of our common stock, warrants to purchase an aggregate of 724,026 shares of our common stock and 4,758,410 shares of common stock issuable to them upon conversion of Series A Cumulative Convertible Preferred Stock. Mr. Davis disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(4)
Dr. Ahn, our Director, is known to beneficially own an aggregate of 25,000 shares of our common stock, presently exercisable options for the purchase of 166,000 shares of our common stock pursuant to the 2005 Equity Incentive Plan.

(5)
Mr. Alvino, our Director, is known to beneficially own an aggregate of 15,000 shares of our common stock, presently exercisable options for the purchase of 106,000 shares of our common stock pursuant to the 2005 Equity Incentive Plan.

(6)
Dr. Howell is known to beneficially own an aggregate of 24,722 shares of our common stock, presently exercisable options for the purchase of 167,200 shares of our common stock pursuant to the 2005 Equity Incentive Plan and 7,500 shares of our common stock pursuant to the 1995 Stock Option Plan.

(7)
Dr. Nowotnik is known to beneficially own an aggregate of 80,116 shares of our common stock, presently exercisable options for the purchase of 445,834 shares of our common stock pursuant to the 2005 Equity Incentive Plan and 20,000 shares of our common stock pursuant to the 1995 Stock Option Plan.

(8)
Mr. Jacobucci is known to beneficially own an aggregate of 100,407 shares of our common stock and presently exercisable options for the purchase of 177,500 shares of our common stock pursuant to the 2005 Equity Incentive Plan.

(9)
SCO Capital Partners LLC, SCO Capital Partner LP, Beach Capital LLC and SCO Financial Group's address is 1325 Avenue of the Americas, 27th Floor, New York, NY 10019. SCO Financial Group LLC and affiliates (SCO Capital Partners LP and Beach Capital LLC) are known to beneficially own an aggregate of 3,481,805 shares of our common stock, warrants to purchase an aggregate of 26,053,287 shares of our common stock, 42,462,614 shares of common stock issuable upon conversion of Series A Cumulative Convertible Preferred Stock and 20,000,000 shares of common stock issuable upon conversion of Series B Cumulative Convertible Preferred Stock .Each of Mr. Rouhandeh and Mr. Davis, directors of Access and Mr. Rouhandeh and Mr. Davis are executives of SCO Capital Partners LLC and disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(10)
Larry N. Feinberg is a partner in Oracle Partners, L.P. His address is c/o Oracle Partners, L.P., 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830. Oracle Partners, L.P. and affiliates (Oracle Institutional Partners, L.P., Oracle Investment Management, Inc., Sam Oracle Fund, Inc. and Mr. Feinberg) are known to beneficially own an aggregate of 493,593 shares of our common stock, warrants to purchase an aggregate of 728,850 shares of our common stock and Series A Cumulative Convertible Preferred Stock which may be converted into an aggregate of 8,746,208 shares of our common stock.

(11)
Lake End Capital LLC’s address is 33 Tall Oaks Drive, Summit, NJ 07901. Lake End Capital LLC is known to beneficially own an aggregate of 335,575 shares of our common stock, warrants to purchase an aggregate of 724,026 shares of our common stock and 4,758,410 shares of common stock issuable to them upon conversion of Series A Cumulative Convertible Preferred Stock.

(12)	Does not include shares held by SCO Financial Group LLC and affiliates nor Lake End Capital LLC.

Executive Compensation

The following table sets forth the aggregate compensation paid to our CEO and our next two most highly paid executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities for the fiscal years ended December 31, 2012 and 2011.

Summary Compensation Table
Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)		Option Awards ($) (3)		All Other Compensation (4)	Total ($)
Jeffrey B. Davis Chief Executive Officer	2012 2011	$163,000 290,000	$	- -	$	- -	$2,000 -	$165,000 290,000

David P. Nowotnik, Ph.D. Senior Vice President Research and Development	2012 2011	$203,000 309,000		$4,000 -		$40,000 205,000	$2,000 13,000	$249,000 527,000

Frank S. Jacobucci Vice President, Sales and Marketing	2012 2011	$274,000 265,000		$15,000 52,000		$88,000 74,000	$2,000 -	$379,000 391,000
____________________
(1)	Includes amounts deferred under our 401(k) Plan.
(2)	Represents expense recognized in 2012 and 2011 for the fair value of common stock vested. The fair value used is the stock price on the date the common stock is vested.

(3)
The value listed in the above table represents the fair value of the options granted in prior years that was recognized in 2012 and 2011 under ASC 718. Fair value is calculated as of the grant date using a Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 11 to our audited financial statements for the year ended December 31, 2012, included in our annual report on Form 10-K.

(4)
Amounts reported for fiscal years 2012 and 2011 consist of: (i) amounts we contributed to our 401(k) Plan with respect to each named individual, and (ii) amounts we paid for group term life insurance for each named individual.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the aggregate number of option awards held by our named executive officers at December 31, 2012. There were no outstanding stock awards held by any such officers at December 31, 2012:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date

Jeffrey B. Davis (2)	25,000	-	-	$0.63	08/17/16
David P. Nowotnik, Ph.D. (3)	25,000 50,000 133,334 75,000 50,000 100,000 8,000 5,000 7,000	25,000 - 66,666 - - - - - -	-	0.61 2.27 2.79 1.38 3.00 0.63 11.60 29.25 10.10	05/24/22 05/26/21 02/01/20 05/27/19 05/21/18 08/17/16 05/23/15 01/23/14 01/30/13
Frank S. Jacobucci (4)	25,000 25,000 50,000 90,000	75,000 25,000 - -	-	0.23 0.61 2.27 3.02	12/11/22 05/24/22 05/26/21 12/01/19

____________________

(1)	On December 31, 2012, the closing price of our common stock as quoted on the OTC Bulletin Board was $0.24 per share.

(2)
Mr. Davis’ employment agreement started January 4, 2008. The options included in this table were granted to him as a director before he became CEO. Mr. Davis does not have any stock options granted to him as CEO.

(3)	Dr. Nowotnik’s options to purchase 50,000 shares of common stock will be fully vested in November 2013 and 200,000 shares of common stock became fully vested in February 2013.

(4)	Mr. Jacobucci’s options to purchase 100,000 shares of common stock will be fully vested in June 2014 and 50,000 shares of common stock will be fully vested in November 2013.

Compensation Pursuant to Agreements and Plans

Employment Agreements

President and Chief Executive Officer
We are a party to an employment agreement, with Jeffrey B. Davis, who was named by the Board as our Chief Executive Officer, effective as of December 26, 2007. Mr. Davis’ employment agreement, dated January 4, 2008, was amended April 9, 2008 and is renewed automatically every year. Pursuant to the terms of his employment agreement, as amended, Mr. Davis was entitled to be paid an annual salary of $263,000 in 2012 and $290,000 in 2011. Under this agreement, Mr. Davis is currently entitled to receive an annual base of $325,000. Mr. Davis has not taken a salary since July 1, 2012. Mr. Davis does not currently have any stock options resulting from his employment with us. Mr. Davis was previously awarded stock options to purchase 25,000 shares of our common stock prior to becoming CEO. Mr. Davis is entitled to similar employee benefits as Access’ other executive officers.

Senior Vice President
We entered into to an employment agreement with David P. Nowotnik, Ph.D., our Senior Vice President Research and Development, on November 1, 2012. This agreement terminates on November 1, 2013.  Under this agreement, Dr. Nowotnik is entitled to receive a salary of $13,000 per month for a commitment of no more than 20 hours per week. Dr. Nowotnik is also entitled to receive:
·	a stock grant of 144,000 restricted shares of our common stock with 12,000 shares vesting the first of every month and becoming fully vested after one year; and
·	health insurance.

Vice President Marketing and Sales
We entered into to an employment agreement with Frank S. Jacobucci, our Vice President Marketing and Sales, on December 1, 2009. Under this agreement, Mr. Jacobucci is entitled to receive an annual base salary of $275,000, subject to adjustment by the Board. Mr. Jacobucci is also entitled to receive:
·	a bonus payable in cash related to the attainment of reasonable performance goals specified by the Board;
·
grant of 100,000 restricted shares of our common stock, with one quarter of the common stock vested on the grant date and the remaining common stock vesting pro rata monthly on the first of the month each month for the next 36 months. All of the common stock became fully vested November 1, 2012;

·
options to purchase 90,000 shares of our common stock at an exercise price of $3.02 per share, with one quarter options vested on the grant date and the remaining options vesting pro rata monthly on the first of each month for the next 36 months. All of the options became fully vested November 1, 2012;

·	stock options issued from time to time at the discretion of the Board;
·	disability benefits up to six months; and
·	medical insurance, term life insurance of $275,000 and long-term disability insurance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. Directors, officers and 10% holders are required by SEC rules to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us during the 2012 fiscal year or written representations from our directors and executive officers, and except as previously disclosed, none of our directors, executive officers and 10% holders failed to file on a timely basis reports required by Section 16(a) during the 2012 fiscal year or in prior years.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an employee of Access or any subsidiary of Access.

COMPENSATION COMMITTEE DISCUSSION ON EXECUTIVE COMPENSATION

The Compensation Committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company’s directors and named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans. The Compensation Committee charter can be found on our website at www.accesspharma.com under “Investor Relations”.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and by-laws presently provide that our Board shall consist of between three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its directors at five. The term of office of one class of Directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The Board presently consists of five members.

Members of each class serve a term of three years until the respective annual meeting of stockholders and election and qualification of their successors. Dr. Ahn and Mr. Alvino are Class 3 Directors with their terms set to expire upon the annual meeting of stockholders in 2013. Mr. Davis is a Class 1 Director with his term set to expire upon the annual meeting of stockholders in 2014. Mr. Rouhandeh and Dr. Howell are Class 2 Directors with their terms set to expire upon the annual meeting of stockholders in 2015. There is no family relationship among any of the directors or officers.

Nominees for Term Expiring at the Meeting (Class 3 Directors)

Dr. Ahn and Mr. Alvino are Class 3 Directors. Dr. Ahn has served as director since 2006 and Mr. Alvino has served as director since 2006. The terms of Dr. Ahn and Mr. Alvino expire at the Meeting. If elected at the Meeting, both will serve for a term of three years expiring on the date of the annual meeting of stockholders in 2016. Each of the director nominees listed below exemplifies how our Board values professional experience in business and our pharmaceutical industry as well as strong moral character. It is these strong and unique backgrounds and sets of skills that our Board of Directors believes provide it, as a whole, with a strong foundation of technical expertise. The terms of the three remaining Directors will continue as indicated above.

Business and Experience of Nominees for Director

Dr. Mark J. Ahn became a director in September 2006 and is chairman of the Compensation Committee. Dr. Ahn is also a member of the Audit Committee and the Nominating & Corporate Governance Committee. Dr. Ahn is President and Chief Executive Officer and Director of Galena Biopharma since March 31, 2011. Dr. Ahn was principal at Pukana Partners, Ltd. from 2009 to 2011 and held an academic position at the Atkinson Graduate School of Management, Williamette University. Dr. Ahn was Professor and Chair, Science & Technology Faculties of Commerce & Administration Science at Victoria University of Wellington, New Zealand from 2007 to 2009. Dr. Ahn was also founder, President and Chief Executive Officer and a member of the board of directors of Hana Biosciences, Inc. from 2003 to 2007. Prior to joining Hana, from 2001 to 2003, he served as Vice President, Hematology and corporate officer at Genentech, Inc. where he was responsible for commercial and clinical development of the Hematology franchise. From 1991 to 2001, Dr. Ahn was employed by Amgen and Bristol-Myers Squibb Company holding a series of positions of increasing responsibility in strategy, general management, sales & marketing, business development, and finance. He has also served as an officer in the U.S. Army. Dr. Ahn is a Henry Crown Fellow at the Aspen Institute, founder of the Center for Non-Profit Leadership, a director of TransMolecular, Inc., a privately held biotechnology company focused on neuroncology, and a member of the Board of Trustees for the MEDUNSA (Medical University of South Africa) Trust. Dr. Ahn received a B.A. in History and an M.B.A. in Finance from Chaminade University. He was a graduate fellow in Economics at Essex University, and has a Ph.D. in Business Administration from the University of South Australia. Dr. Ahn’s qualifications to serve on our Board include his strong executive leadership, management, financial and operational skills in successfully leading Hana Biosciences and his strong commitment to promoting and advancing innovation in the science field.

Mr. Mark J. Alvino became a director in March 2006 initially as a designee of SCO Capital Partners LLC and is chairman of the Audit Committee. He is no longer a designee of SCO Capital Partners LLC.  Mr. Alvino is also a member of the Nominating and Corporate Governance Committee. Mr. Alvino is currently Managing Director for Griffin Securities and has been in this position since 2007. Mr. Alvino was Managing Director for SCO Financial Group LLC from 2002 to 2007. Mr. Alvino was a member of the board of directors of MacroChem Corporation from 2007 until February 2009. He previously worked at Feinstein Kean Healthcare, an Ogilvy Public Relations Worldwide Company. There he was Senior Vice President, responsible for managing both investor and corporate communications programs for many private and public companies and acted as senior counsel throughout the agency's network of offices. Prior to working at FKH, Mr. Alvino served as Vice President of Investor Relations and managed the New York Office of Allen & Caron, Inc., an investor relations agency. His base of clients included medical devices, biotechnology, and e-healthcare companies. Mr. Alvino also spent several years working with Wall Street brokerages including Ladenburg, Thallman & Co. and Martin Simpson & Co. Mr. Alvino’s qualifications to serve our Board include his leadership skills and his experience in the areas of financial management and business strategy in the biopharmaceutical field.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate's election. Messrs. Davis and Rouhandeh were each initially appointed to the Board as a result of contractual obligations of the Company.

Before nominating a sitting director for reelection at an annual stockholder meeting, the committee will consider the director's performance on the Board and whether the director's reelection would be in the best interests of the Company’s stockholders and consistent with the Company's corporate governance guidelines and the Company's continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company's business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company's business. When considering candidates for director, the committee takes into account a number of factors, including the following:

·	Independence from management;
·	Age, gender and ethnic background;
·	Relevant business experience;
·	Judgment, skill and integrity;
·	Existing commitments to other businesses;
·	Potential conflicts of interest;
·	Corporate governance background;
·	Financial and accounting background;
·	Executive compensation background; and
·	Size and composition of the existing Board.

The Nominating and Corporate Governance Committee will consider additional candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Company, c/o Investor Relations, 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207. When submitting candidates for nomination to be elected at the Company’s annual meeting of stockholders, stockholders must follow the notice procedures, which are described under the heading “Stockholder Proposals and for 2013 Annual Meeting” and include the following:

·	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;
·
The class and number of shares of Company capital stock owned by the stockholder as of the record date for the applicable annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

·	The name, age and address of the candidate;
·	A description of the candidate's business and educational experience;
·	The class and number of shares of Company capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;
·
Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

·	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
·	A description of any relationship or understanding between the stockholder and the candidate;
·	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected;
·	A statement as to whether the director is independent under applicable NYSE Alternext US (formerly known as AMEX) rules (these rules are referred to in this Proxy as “NYSE Amex rules”); and
·	Such other information regarding each nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

The nominees have consented to serve as our Directors and the Board has no reason to believe that any nominee will be unavailable for such service.

The Board recommends a vote “FOR” the proposed nominees to the Board and the enclosed proxy will be so voted unless a contrary vote is indicated. Each Director shall be elected by a plurality of the total votes cast by the holders of common stock and Preferred Stock, on an as-converted basis, present in person or by proxy and entitled to vote at the Meeting.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE. HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE BOARD IN THE EVENT THE NOMINEES ARE UNABLE OR UNWILLING TO SERVE.

Information With Respect to Other Directors

Directors Whose Terms Expire at the Annual Meeting in 2014 (Class 1 Directors)

Mr. Jeffrey B. Davis became a director in March 2006. Mr. Davis became our Chief Executive Officer on December 26, 2007. Previously, Mr. Davis was Chairman of the Board and Chairman of the Compensation Committee of the Board. Mr. Davis currently serves as President of SCO Financial Group LLC and has been employed by SCO since 1997. Previously, Mr. Davis served in senior management at a publicly traded healthcare technology company. Prior to that, Mr. Davis was an investment banker with various Deutsche Bank banking organizations, both in the U.S. and Europe. Mr. Davis also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff, and at Philips Medical Systems North America.  Mr. Davis is currently on the board of Uluru, Inc., a public biotechnology company.  Mr. Davis holds a B.S. in biomedical engineering from Boston University and an M.B.A. degree from the Wharton School, University of Pennsylvania. Mr. Davis’ qualifications to serve our Board include his current experience as our CEO leading the day to day operations of our Company. In addition, Mr. Davis’ qualifications include his prior experience serving our Board since 2006, as well as his extensive domestic and international financial experience in the healthcare industry.

Directors Whose Terms Expire at the Annual Meeting in 2015 (Class 2 Directors)

Mr. Steven H. Rouhandeh became a director and Chairman of the Board on March 4, 2008. He is a Chief Investment Officer of SCO Capital Partners, a group of New York based life sciences funds. He possesses a diverse background in financial services that includes experience in asset management, corporate finance, investment banking and law. He has been active throughout recent years as an executive in venture capital and as a founder of several companies in the biotech field. His experience also includes positions as Managing Director of a private equity group at Metzler Bank, a private European investment firm and Vice President, Investment Banking at Deutsche Morgan Grenfell.  Mr. Rouhandeh was also a corporate attorney at New York City-based Cravath, Swaine & Moore. Mr. Rouhandeh holds a J.D., from Harvard Law School, Harvard University and B.A. Government, Economics, from Southern Illinois University. Mr. Rouhandeh’s qualifications to serve our Board include his institutional knowledge of our Company and his extensive domestic and international financial experience in the healthcare industry. In addition, his expertise as founder and Chief Investment Officer of SCO Capital Partners, L.P. is important to the Company in all areas of operation and development including corporate finance, investment banking and business strategy.

Stephen B. Howell, M.D. has served as our director since 1996. Dr. Howell is a member of the Compensation Committee of the Board. Dr. Howell is a Professor of Medicine at the University of California, San Diego, and director of the Cancer Pharmacology Program of the UCSD Cancer Center. Dr. Howell is a recipient of the Milken Foundation prize for his contributions to the field of cancer chemotherapy. He has served on the National Research Council of the American Cancer Society and is on the editorial boards of multiple medical journals. Dr. Howell founded DepoTech, Inc. and served as a member of its board of directors from 1989 to 1999. Dr. Howell served on the board of directors of Matrix Pharmaceuticals from 2000 to 2002. Dr. Howell received his A.B. at the University of Chicago and his M.D. from Harvard Medical School. Dr. Howell’s qualifications to serve our Board include his technical expertise and strong commitment to promoting and advancing innovation in the healthcare industry. In addition, Dr. Howell’s qualifications include experience as a medical doctor in oncology, his experience as director of several biotech companies and his executive skills and experience as a founder of a biotech company.

Executive Officers

David P. Nowotnik, Ph.D. has been our Senior Vice President Research and Development since January 2003 and was Vice President Research and Development from 1998. From 1994 until 1998, Dr. Nowotnik had been with Guilford Pharmaceuticals, Inc. in the position of Senior Director, Product Development and was responsible for a team of scientists developing polymeric controlled-release drug delivery systems. From 1988 to 1994 he was with Bristol-Myers Squibb researching and developing technetium radiopharmaceuticals and MRI contrast agents. From 1977 to 1988 he was with Amersham International leading the project which resulted in the discovery and development of Ceretec.

Mr. Frank A. Jacobucci has been our Vice President Sales and Marketing since December 2009. Mr. Jacobucci was President and COO of Milestone Biosciences, LLC from 2007 to 2009. He was Vice President Sales/Marketing of Claims Resolution Center Oncology Services in 2007, Area Sales Manager-Eastern Seaboard of Precision Therapeutics, Inc. from 2006-2007 and Sales Trainer/Field Sales Advisor/Senior Sales Executive of MGI Pharma from 2003 to 2006. Mr. Jacobucci has had manager positions with increasing responsibilities from 1990 to 2003 with various other pharmaceutical and other companies. He holds a B.S. degree from University of Nevada, Las Vegas.

Mr. Stephen B. Thompson has been our Vice President since 2000 and our Chief Financial Officer since 1996. From 1990 to 1996, he was Controller and Administration Manager of Access Pharmaceuticals, Inc., a private Texas corporation. Previously, from 1989 to 1990, Mr. Thompson was Controller of Robert E. Woolley, Inc., a hotel real estate company where he was responsible for accounting, finances and investor relations. From 1985 to 1989, he was Controller of OKC Limited Partnership, an oil and gas company, where he was responsible for accounting, finances and SEC reporting. Between 1975 and 1985 he held various accounting and finance positions with Santa Fe International Corporation.

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” above, our executive compensation programs are designed to attract, motivate, and retain our management talent, including the named executive officers and to reward them for strong Company performance and successful execution of our key business plans and strategies.  Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals and the realization of increased stockholder value.  The Compensation Committee of the Board of Directors regularly reviews the Company’s compensation programs to confirm that they are achieving these goals.  Please read the “Compensation Discussion and Analysis,” above, for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2012.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices as described in this proxy statement.  Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Proposal 2 will be approved upon the affirmative vote of a majority in interest of shares of Common Stock and Preferred Stock voting together present in person or represented by proxy at the Meeting and entitled to vote on such proposal.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2, above.  You may vote on whether the “say-on-pay” vote should be included in the Company’s proxy statement every 1, 2 or 3 years, or you may abstain from voting on the matter.

After careful consideration of this Proposal 3, our Board of Directors has concluded that an advisory vote on executive compensation that occurs every [three years] is the most appropriate alternative for the Company, and the Board of Directors recommends that you vote for a [three-year] interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered the levels of compensation of our executive officers as compared to other companies in our industry as well as the fact that we are a controlled company under SEC rules and regulations.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR A FREQUENCY OF THREE YEARS FOR ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF [THREE YEARS] FOR ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

The frequency choice that receives the greatest number of votes of shares of Common Stock and Preferred Stock voting together present in person or represented by proxy at the Meeting and entitled to vote thereon will be viewed as the advisory vote on Proposal 3.

PROPOSAL 4

PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Reasons for the Amendment

Approval of the proposed amendment will allow the Company to maintain sufficient shares of Common Stock for future business and financial purposes. The proposed amendment would increase the number of authorized shares of Common Stock from 130,000,000 shares to 200,000,000 shares. Authorized but unissued shares of Common Stock may be used by the Company for any purpose permitted under Delaware law, including but not limited to, paying a stock dividend to stockholders, raising capital, providing equity incentives to employees, officers and directors, and entering into transactions that the Board believes provide the potential for growth and profit. The Company also has a need for additional shares of authorized common stock in order to have the ability to issue Common Stock upon the conversion of currently outstanding shares of Preferred Stock as well as upon the exercise of currently outstanding stock options and warrants.  The Company periodically considers the advisability of paying a stock dividend when cash dividends are considered. Authorized but unissued shares of Common Stock may also be used to oppose a hostile takeover attempt or to delay or prevent a change in control of the Company, although the Company has no present intention to issue shares for such purpose. Further, future acquisitions are a key component of growth and, from time to time, consideration for acquisitions may include the issuance of Common Stock. The Company currently has no arrangements, agreements or understandings for the issuance or use of the additional shares of Common Stock proposed to be authorized except as set forth above.

Under the proposed amendment, each of the newly authorized shares of Common Stock will have the same rights and privileges as currently authorized Common Stock. Adoption of the proposed amendment will not affect the rights of the holders of currently outstanding Common Stock of the Company nor will it change the par value of the Common Stock.

Background Information

The authorized capital of the Company currently consists of 130,000,000 shares of Common Stock. The number of shares of Common Stock outstanding as of the Record Date for the Meeting was 24,732,312, which does not include 819 shares that the Company holds as treasury stock. As of such date 58,267,234 shares were reserved for issuance under the Company’s currently outstanding Series A preferred stock, 20,000,000 shares were reserved for issuance under the Company’s currently outstanding Series B preferred stock and 38,437,227 shares were reserved for issuance upon exercise of currently outstanding warrants and options.

If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State, which the Company expects to occur as soon as practicable after the Meeting. The Board reserves the right not to file the proposed amendment, even if it is approved, if the Board determines, in its sole discretion, that the amendment and the filing thereof is no longer in the best interests of the Company.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Proposal 4 will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock (on an as-converted basis) of the Company on the Record Date voting together.

PROPOSAL 5

PROPOSED AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

The Board has authorized, subject to stockholder approval, an increase in the number of shares available under the Company’s 2005 Equity Incentive Plan (the “Plan”) from 5,000,000 to 25,000,000 shares of Common Stock, such increased number representing approximately 101.1% of the current number of issued and outstanding shares of Common Stock and 24.3% of the number of issued and outstanding shares of the Common Stock assuming the conversion of all currently outstanding Preferred Stock pursuant to their current terms of conversion. The Plan is a successor plan to the Company’s 1995 Stock Option Plan under which the Company could have granted a total of 500,000 options through December 31, 2005.

Purpose.   The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees and directors of and advisers and consultants to the Company. The purpose of the proposed amendment is to provide the Company with additional capacity to award stock options to existing personnel and to attract qualified new employees, directors, advisers and consultants through grants of stock options.

Administration.   The Plan is administered by the Compensation Committee. The Compensation Committee presently is composed of Dr. Ahn and Dr. Howell. Subject to the provisions of the Plan, the Compensation Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Compensation Committee also has broad discretion to construe and interpret the Plan and adopt rules and regulations thereunder. The Compensation Committee approved the 2007 Special Stock Option Plan and the grant of 450,000 options to Mr. Seiler, the Company’s former President and Chief Executive Officer; such options have since expired.

Eligibility.   Awards may be granted to persons who are employees of the Company whether or not officers or members of the Board and directors of or advisers or consultants to the Company or of any of the Company’s subsidiaries.  No election by any such person is required to participate in the Plan.

Shares Subject to the Plan.   The shares issued or to be issued under the Plan are shares of Common Stock, which may be newly issued shares or shares held in the treasury or acquired in the open market. Currently, no more than 5,000,000 shares may be issued under the Plan. The foregoing limit is subject to adjustment for stock dividends, stock splits or other changes in the Company’s capitalization.

Stock Options.   The Compensation Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-qualified stock options. The Compensation Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than 10 years after it is granted and no other options shall be exercised more than 10 years and one day after it is granted, and further provided that the exercise price of any incentive stock option shall not be less than the fair market value of the Common Stock on the date of grant. The closing price of the Common Stock on the OTC Bulletin Board on April [   ], 2013 was $[   ] per share.

Payment for shares purchased upon exercise of an option must be made in full in cash or check, by payment through a broker in accordance with Regulation T of the Federal Reserve Board or by such other mode of payment as the Committee may approve, including payment in whole or in part in shares of the Common Stock, when the option is exercised. No option is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended.

Notwithstanding any other provision of the Plan, each non-employee director is also entitled to receive options to purchase 2,500 shares of Common Stock on the date of each annual meeting of stockholders and options to purchase 25,000 shares of Common Stock when he or she is first appointed as a director.

Tax Considerations.   The following is a brief and general discussion of the federal income tax rules applicable to awards under the Plan. With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and his or her option price. If these holding periods are not satisfied, then upon disposition of the shares the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the option price, plus capital gain in respect of any additional appreciation. With respect to a non-qualified option, an employee will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an employee realizes compensation income with respect to an award.

Any tax deductions the Company may be entitled to in connection with awards under the Plan may be limited by the $1 million limitation under Section 162(m) of the Code on compensation paid to any of our chief executive officer or other named officers. This limitation is further discussed in the Compensation Committee Discussion on Executive Compensation.

For purposes of this summary, we have assumed that no award will be considered “deferred compensation” as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of a non-qualified stock option with an exercise price which is less than the market value of the stock covered by the option would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of these tax rules, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

In all cases, recipients of awards should consult their tax advisors regarding the tax treatment of any awards received by them.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN.

Proposal 5 will be approved upon the affirmative vote of a majority in interest of shares of Common Stock and Preferred Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposal voting together.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Whitley Penn LLP, independent registered public accounting firm, has been the independent registered public accounting firm of the Company since September 2006. The Board has recommended that the stockholders ratify the reappointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the current year.

A representative of Whitley Penn LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

Ratification by stockholders is not required.  If Proposal 6 is not approved by the stockholders, the Board does not plan to change the appointment for Fiscal Year 2013 but will consider such vote in selecting our independent registered public accounting firm for Fiscal Year 2014.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 6.

Proposal 6 will be approved upon the affirmative vote of a majority in interest of shares of Common Stock and Preferred Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposal voting together.

REPORT OF THE AUDIT COMMITTEE

In fulfilling its oversight responsibility, the Audit Committee Chairman reviewed and discussed our audited 2012 year-end financial statements with management and with Whitley Penn, LLP, our independent registered public accounting firm. The Audit Committee Chairman discussed with the independent registered public accounting firm the matters to be discussed in accordance with Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee Chairman received from the independent registered public accounting firm written disclosures and the letter required by the applicable standards of the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee Chairman also discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

The Audit Committee Chairman discussed with Whitley Penn, LLP the overall scope and plans for the audit. The Audit Committee Chairman met with Whitley Penn, LLP, with and without management present, to discuss the results of its audit and reviews, its evaluations of the Company and its personnel, our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2012 year-end financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The foregoing Audit Committee Report shall not be deemed to be "soliciting material" or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

AUDIT COMMITTEE
Mark J. Alvino, Chairman
Mark J. Ahn

INDEPENDENT AUDITOR FEES

The following table presents fees for professional audit services rendered by Whitley Penn LLP for the audit of our annual financial statements for the years ended December 31, 2012, and December 31, 2011, and fees billed for other services rendered by such firms during the respective periods.

Types of Fees	2011	2011

Audit Fees (1)	$101,000	$99,000

Audit-Related Fees	$0	$0

Tax Fees	$0	$0

All Other Fees (2)	24,000	13,000

(1)
Audit fees for 2012 and 2011 were for professional services rendered for the audit of our financial statements for the fiscal year and reviews of our quarterly financial statements included in our Form 10-Q filings.

(2)	All other fees are for services related to our registration statements on Forms S-1 and other fees.

All decisions regarding the selection of an independent registered public accounting firm and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

The Audit Committee selected Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Whitley Penn LLP has served as Access’ independent registered public accounting firm since September 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent accountants when the entire committee is unable to do so. The Chairman of the Audit Committee approved 100% of the services listed under the preceding captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

PROPOSAL 7

OTHER MATTERS

As of the date of this proxy statement, the Board has no knowledge of any matters to be presented for consideration at the Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this proxy statement should properly come before the Meeting; (ii) a person not named herein is nominated at the Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this proxy statement and the form of proxy, subject to applicable laws and our charter and by-laws, should come before the Meeting; or (iv) any matters should arise incident to the conduct of the Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

The 2014 annual meeting of stockholders is expected to be held on or about May 6, 2014. The Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC as well as those contained in our charter and by-laws. These requirements are summarized above under the heading Nomination and Election of Directors. We must receive such proposals no later than December 2, 2013, to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Additionally, with respect to nominations and proposals not to be included in the form of proxy and proxy statement relating to that meeting, we must receive nominations for the election of directors not later than January 6, 2014, and March 7, 2014, for all other proposals.

STOCKHOLDERS SHARING AN ADDRESS OR HOUSEHOLD

Only one copy of our annual report and proxy statement is being delivered to multiple security holders sharing an address unless we have received instructions to the contrary from one or more of the stockholders.

We will deliver promptly upon written or oral request a separate copy of our annual report and proxy statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our annual report and proxy statement, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write Company, c/o Investor Relations, at our principal executive offices at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207 or call the Company at 214-905-5100.

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of Access Pharmaceuticals in person or by telephone, facsimile or other electronic means. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

FORM 10-K

Our annual report on Form 10-K for the 2012 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207 and is also available on our website at http://www.accesspharma.com under the heading “Investor Relations”.

FINANCIAL STATEMENTS

The financial statements and notes thereto for the year 2012, which are located in Item 8 of our Annual Report on Form 10-K for 2012, are incorporated into this proxy statement by reference together with Items 7 and 9 of our Annual Report on Form 10-K for the year 2012.

ANNUAL MEETING OF STOCKHOLDERS OF

ACCESS PHARMACEUTICALS, INC.

Tuesday, May 7, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, proxy statement and proxy card
are available at [http://www.RRDEZProxy.com/2013/ACCP]

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

(Please detach along perforated line and mail in the envelope provided)

-----------------------------------------------------------------------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF DIRECTORS LISTED IN PROPOSAL 1,
“FOR” PROPOSAL 2, “THREE YEARS” FOR PROPOSAL 3,
“FOR” PROPOSAL 4, “FOR” PROPOSAL 5 AND “FOR” PROPOSAL 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Directors:

[ ]	FOR ALL NOMINEES	NOMINEES:	Mark J. Ahn, PhD	Class 3 – 3 Year Term
			Mark J. Alvino	Class 3 – 3 Year Term
[ ]	WITHHOLD AUTHORITY
FOR ALL NOMINEES
[ ]	FOR ALL EXCEPT
(See instructions below)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the space provided next to each nominee you wish to withhold, as shown here: [X]
To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.

2.	Proposal to consider an advisory vote on the
	compensation of the Company’s named	FOR	AGAINST	ABSTAIN
	executive officers.	[ ]	[ ]	[ ]

3.	Proposal to consider an advisory vote on the
	frequency of advisory votes on the compensation	1 year	2 years	3 years	ABSTAIN
	of the Company’s named executive officers.	[ ]	[ ]	[ ]	[ ]

4.	Proposal to amend the
Company’s Certificate of Incorporation, as amended,
to increase the number of authorized shares of
	Common Stock from 130,000,000 shares to	FOR	AGAINST	ABSTAIN
	200,000,000 shares.	[ ]	[ ]	[ ]

5.	Proposal to amend our 2005 Equity Incentive Plan,
	to increase the number of shares authorized	FOR	AGAINST	ABSTAIN
	for issuance.	[ ]	[ ]	[ ]

6.	Proposal to ratify the appointment
of Whitley Penn LLP as our independent
	registered public accountant	FOR	AGAINST	ABSTAIN
	for the fiscal year ending December 31, 2013.	[ ]	[ ]	[ ]

7.      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such Proxy. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Company at the address appearing on the attached envelope or via telecopy at (718) 234-2287.

Shares Held: ___________ Common stock:  _____________ Preferred Stock: ______________

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS PHARMACEUTICALS, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE MEETING.

Signature of Stockholder ____________________Date ________ Signature of Stockholder ____________________ Date ________

NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.